Exhibit 99.1

Global Personalized Academics Expands Business to Nine States and Five Countries

Global Personalized Academics (GPA) has expanded business beyond its Pennsylvania roots to include new customers in eight additional states. They have increased U.S. Academy enrollments by 48% and have also secured distribution partners in China, Ghana, Indonesia, Nigeria and Saudi Arabia.

ORLANDO, FL (PRWEB) JUNE 15, 2016—Global Personalized Academics (GPA) has expanded business beyond its Pennsylvania roots to include new customers in eight additional states.

While business inside Pennsylvania is starting to recover after last year’s budget crisis, GPA remains committed to diversifying its business and bringing new opportunities to students across the United States and the world. The GPA sales team has been working closely with districts over the last few months and recently signed new contracts with schools in Alabama, New Jersey, Vermont, Texas, Tennessee, California, Kentucky, and Wisconsin. They have increased Academy enrollments by 48% and are currently enrolling students in an expanded summer school program.

“We weren't looking for a vendor,” said Dr. Chris M. Smallen, Chief Technology Officer, Lenoir City Schools. “We were looking for a partner and that's exactly what we got from GPA.”

“We’re excited by the impact we’re having on students, especially those in small and rural districts,” stated Julie Young, GPA CEO. “Thanks to our great partners in online and blended learning, students across the U.S will return to school in the fall and face a host of new learning opportunities.”

GPA is also seeing sales traction in its international business with new distribution partners in Ghana, Nigeria, Saudi Arabia, Indonesia and China. Expansion of the reseller network is helping to build a foundation for strong future growth internationally.

“We are dedicated to providing students with a quality education, no matter where they come from,” remarked Young. “Online learning can be a great equalizer in many parts of the world and we’re continuing to pursue that dream.”   The GPA team has also been busy improving their product line over the last eleven months. The curriculum team has upgraded all 250 online courses, including creating 56 new credit recovery courses and adding over 1,500 new teaching videos this year.

To learn more about the organization’s efforts, please visit GPAed.com

For media inquiries, please contact john(dot)logan(at)gpaed(dot)com

About GPA

Global Personalized Academics (GPA) is an innovative education company that provides unique educational opportunities for students and teachers around the world. GPA supports schools and students through its online course licensing, U.S. online academy and International diploma program. Headquartered in Orlando, Florida, GPA was formed from Sibling Group Holdings, Inc. (OTCQB: SIBE) and its wholly-owned subsidiary, Blended Schools Network.

For more information, visit http://www.gpaed.com.

Safe Harbor

This press release contains forward-looking statements that involve risks and uncertainties concerning the plans and expectations of Sibling Group Holdings, Inc., doing business as Global Personalized Academics. These statements are only predictions and actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, some of which are out of the company’s control. The potential risks and uncertainties include, among others, that the company’s expectations of future growth may not be realized. These forward-looking statements are made only as of the date hereof. The company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are expressly qualified in their entirety by the "Risk Factors" and other cautionary statements included in the company’s annual, quarterly and current reports and other filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the company's annual report on Form 10-K for the year ended June 30, 2015, as updated in the company’s additional filings with the SEC.